                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                September 2, 1997
                                (Date of Report)


                              WARREN BANCORP, INC.
             (Exact name of registrant as specified in its charter)


      Massachusetts                    0-17222                     04-3024165
      -------------                    -------                     ----------
(State or other juris-               (Commission                (IRS Employer
diction of incorporation)              File No.)             Identification No.)


                                 10 Main Street
            Peabody, Ma                                                01960
            ----------------------------------------------------------------
(Address of principal executive offices                             Zip Code)


                                  508-531-7400
           ---------------------------------------------------------
               Registrant's telephone number, including area code

ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

       KPMG Peat Marwick LLP was previously the principal accountants for Warren Bancorp, Inc. Effective September 1, 1997 that firm's appointment as principal accountants was terminated and Arthur Andersen LLP was engaged as principal accountants. The decision to change accountants was unanimously approved by the Board of Directors.

       In connection with the audits of the two fiscal years ended December 31, 1996 and 1995 and the subsequent interim period through September 1, 1997, there were no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

       The audit reports of KPMG Peat Marwick LLP on the consolidated financial statements of Warren Bancorp, Inc. and subsidiaries as of and for the years ended December 31, 1996 and 1995, did not contain any adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from KPMG Peat Marwick LLP is attached as an exhibit.

       During the registrant's two most recent fiscal years and the subsequent interim periods, Arthur Andersen LLP has not been engaged as an independent accountant to audit either the registrant's financial statements or the financial statements of any of its subsidiaries, nor has it been consulted regarding the application of the registrant's accounting principles, either completed or proposed, or the type of opinion that might be rendered on the registrant's financial statements.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

       (c)    Exhibits.

       16.    Letter regarding Change in Certifying Accountants
              Letter dated August 27, 1997 from KPMG Peat Marwick LLP to the Registrant filed herewith.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                WARREN BANCORP, INC.



                                                By:  /s/  Paul M. Peduto
                                                    ----------------------------
                                                  Name:    Paul M. Peduto
                                                  Title:      Treasurer

                                                Date:   September 2, 1997






                                       3